Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2018

DALLAS - July 18, 2018 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2018.

“We are pleased with our continued strong operating results in the second quarter, including solid growth in traditional LHI and mortgage finance balances," said Keith Cargill, CEO. "We are highly focused on credit quality, as well as driving efficiencies and improving client experience to position us for long-term success."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 5% on a linked quarter basis, growing 16% from the second quarter of 2017.

•	Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans, increased 25% on a linked quarter basis, growing 19% from the second quarter of 2017.

•	Demand deposits increased 3% and total deposits increased 8% on a linked quarter basis, decreasing 6% and increasing 18%, respectively, from the second quarter of 2017.

•	Net income decreased 1% on a linked quarter basis as a result of higher loan loss provisioning and increased 40% from the second quarter of 2017.

•	EPS remained flat on a linked quarter basis as a result of higher loan loss provisioning and increased 42% from the second quarter of 2017.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q2 2018	Q2 2017	% Change
QUARTERLY OPERATING RESULTS
Net income	$71,436	$51,095	40%
Net income available to common stockholders	$68,999	$48,658	42%
Diluted EPS	$1.38	$0.97	42%
Diluted shares	50,096	50,230	—%
ROA	1.16%	0.96%
ROE	12.72%	10.08%

BALANCE SHEET
Loans held for sale (LHS), MCA	$1,275,466	$843,164	51%
LHI, mortgage finance	5,923,058	5,183,600	14%
LHI	16,536,721	14,280,353	16%
Total LHI	22,459,779	19,463,953	15%
Total loans	23,736,547	20,309,970	17%
Total assets	27,781,910	23,119,713	20%
Demand deposits	7,648,125	8,174,830	(6)%
Total deposits	20,334,871	17,292,223	18%
Stockholders’ equity	2,343,530	2,100,553	12%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $71.4 million and net income available to common stockholders of $69.0 million for the quarter ended June 30, 2018 compared to net income of $51.1 million and net income available to common stockholders of $48.7 million for the same period in 2017. On a fully diluted basis, earnings per common share were $1.38 for the quarter ended June 30, 2018 compared to $0.97 for the same period of 2017. The increase reflects a $20.3 million year-over-year increase in net income caused by an increase in net interest income for the second quarter of 2018 compared to the second quarter of 2017 and a decrease in income tax rates as a result of the Tax Cuts and Jobs Act which became effective on January 1, 2018, offset by an increase in the provision for credit losses and non-interest expense.

Return on average common equity (“ROE”) was 12.72 percent and return on average assets (“ROA”) was 1.16 percent for the second quarter of 2018, compared to 13.39 percent and 1.22 percent, respectively, for the first quarter of 2018 and 10.08 percent and 0.96 percent, respectively, for the second quarter of 2017. The linked quarter decreases in ROE and ROA resulted primarily from increases in the provision for credit losses.

Net interest income was $231.7 million for the second quarter of 2018, compared to $210.3 million for the first quarter of 2018 and $183.0 million for the second quarter of 2017. The linked quarter and year-over-year increases in net interest income were primarily due to increases in total mortgage finance loans (including MCA) and traditional LHI loans, improved earning asset composition and the effect of increases in interest rates on loan yields attributable to our asset-sensitive balance sheet. Net interest margin for the second quarter of 2018 was 3.93 percent, an increase of 22 basis points from the first quarter of 2018 and an increase of 36 basis points from the second quarter of 2017. We experienced significant improvement in traditional LHI yields, reporting a 33 basis point increase for the second quarter of 2018 compared to the first quarter of 2018 and a 75 basis point increase compared to the second quarter of 2017. In contrast, total cost of deposits for the second quarter of 2018 was up only 15 basis points to 0.81 percent compared to 0.66 percent for the first quarter of 2018, and was up 43 basis points from 0.38 percent for the second quarter of 2017.

Average LHI, excluding mortgage finance loans, for the second quarter of 2018 were $15.9 billion, an increase of $458.0 million, or 3 percent, from the first quarter of 2018 and an increase of $2.2 billion, or 16 percent, from the second quarter of 2017. Average total mortgage finance loans for the second quarter of 2018 were $6.4 billion, an increase of $1.1 billion, or 21 percent, from the first quarter of 2018 and an increase of $1.8 billion, or 38 percent, from the second quarter of 2017. Total mortgage finance volumes for the second quarter of 2018 showed increases in average balances from the seasonal lower volumes in the first quarter of 2018.

Average total deposits for the second quarter of 2018 increased $242.8 million from the first quarter of 2018 and increased $2.4 billion from the second quarter of 2017. Average demand deposits for the second quarter of 2018 decreased $130.1 million, or 2 percent, to $8.0 billion from $8.1 billion during the first quarter of 2018, and increased $154.2 million, or 2 percent, from the second quarter of 2017.

We recorded a $27.0 million provision for credit losses for the second quarter of 2018 compared to $12.0 million for the first quarter of 2018 and $13.0 million for the second quarter of 2017. The provision for the second quarter of 2018 was driven by the consistent application of our methodology. The linked-quarter increase was primarily related to traditional LHI growth, as well as credit deterioration in four loans, all of which were identified as non-accrual as of March 31, 2018. The total allowance for credit losses decreased to 1.15 percent of LHI excluding mortgage finance loans at June 30, 2018 compared to 1.27 percent at March 31, 2018 and 1.28 percent at June 30, 2017. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced a decrease in non-performing assets ("NPAs") in the second quarter of 2018, decreasing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 0.41 percent compared to 0.65 percent for the first quarter of 2018 and 0.73 percent for the second quarter of 2017. Net charge-offs for the second quarter of 2018 were $38.0 million compared to $5.2 million for the first quarter of 2018 and $12.4 million for the second quarter of 2017. The elevated charge-offs for the second quarter of 2018 were primarily related to the four loans referred to above. One of the loans is energy-related, two are leveraged health care and one is general commercial and industrial. For the second quarter of 2018, net charge-offs were 0.73 percent of average total LHI, compared to 0.11 percent for the first quarter of 2018 and 0.28 percent for the same period in 2017. At June 30, 2018, total OREO was $9.5 million compared to $9.6 million at March 31, 2018 and $18.7 million at June 30, 2017. We did not record an OREO valuation allowance during the second quarter of 2018, compared to a valuation allowance of $2.0 million recorded during the first quarter of 2018.

Non-interest income decreased $1.5 million, or 8 percent, during the second quarter of 2018 compared to the same period of 2017, and decreased $2.7 million, or 13 percent, compared to the first quarter of 2018. The year-over-year decrease primarily related to a $3.9 million decrease in other non-interest income attributable to a decrease in gain on sale of MCA loans, offset by a $1.3 million increase in servicing income attributable to an increase in mortgage servicing rights ("MSRs") associated with our MCA program.

Non-interest expense for the second quarter of 2018 increased $20.3 million, or 18 percent, compared to the second quarter of 2017, and increased $5.2 million, or 4 percent, compared to the first quarter of 2018. The year-over-year increase is primarily related to increases in salaries and employee benefits, marketing, legal and professional, FDIC insurance assessment and other non-interest expenses, all of which were attributable to general business growth. Servicing related expenses for the second quarter of 2018 increase

d $1.7 million compared to the second quarter of 2017 primarily due to an increase in MSRs, which are being amortized. Offsetting these increases was a $4.8 million decrease in communications and technology expense related to a technology write-off taken in the second quarter of 2017. The linked quarter increase in non-interest expense is primarily related to increases in marketing, legal and professional, communications and technology and servicing related expenses, offset by a decrease in allowance and other carrying costs for OREO.

Stockholders’ equity increased by 12 percent from $2.1 billion at June 30, 2017 to $2.3 billion at June 30, 2018, due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at June 30, 2018, our ratio of tangible common equity to total tangible assets was 7.8 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 1000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2018	2018	2017	2017	2017
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$286,852	$253,869	$249,519	$237,643	$208,191
Interest expense	55,140	43,569	38,870	33,282	25,232
Net interest income	231,712	210,300	210,649	204,361	182,959
Provision for credit losses	27,000	12,000	2,000	20,000	13,000
Net interest income after provision for credit losses	204,712	198,300	208,649	184,361	169,959
Non-interest income	17,279	19,947	19,374	19,003	18,769
Non-interest expense	132,131	126,960	133,138	114,830	111,814
Income before income taxes	89,860	91,287	94,885	88,534	76,914
Income tax expense	18,424	19,342	50,143	29,850	25,819
Net income	71,436	71,945	44,742	58,684	51,095
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$68,999	$69,507	$42,305	$56,246	$48,658

Diluted EPS	$1.38	$1.38	$0.84	$1.12	$0.97
Diluted shares	50,096,015	50,353,497	50,311,962	50,250,866	50,229,670

CONSOLIDATED BALANCE SHEET DATA
Total assets	$27,781,910	$24,449,147	$25,075,645	$24,400,998	$23,119,713
LHI	16,536,721	15,741,772	15,366,252	14,828,406	14,280,353
LHI, mortgage finance	5,923,058	4,689,938	5,308,160	5,642,285	5,183,600
LHS	1,276,768	1,088,565	1,011,004	955,983	846,017
Liquidity assets(1)	3,288,107	2,296,673	2,727,581	2,357,537	2,142,658
Investment securities	24,408	24,929	23,511	24,224	119,043
Demand deposits	7,648,125	7,413,340	7,812,660	8,263,202	8,174,830
Total deposits	20,334,871	18,764,533	19,123,180	19,081,257	17,292,223
Other borrowings	4,520,849	2,835,540	3,165,040	2,583,496	3,162,224
Subordinated notes	281,586	281,496	281,406	281,315	281,225
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,343,530	2,273,429	2,202,721	2,158,363	2,100,553

End of period shares outstanding	50,151,064	49,669,774	49,643,344	49,621,825	49,595,252
Book value	$43.74	$42.75	$41.35	$40.47	$39.33
Tangible book value(2)	$43.36	$42.37	$40.97	$40.09	$38.94

SELECTED FINANCIAL RATIOS
Net interest margin	3.93%	3.71%	3.47%	3.59%	3.57%
Return on average assets	1.16%	1.22%	0.71%	0.99%	0.96%
Return on average common equity	12.72%	13.39%	8.18%	11.20%	10.08%
Non-interest income to average earning assets	0.29%	0.35%	0.32%	0.33%	0.36%
Efficiency ratio(3)	53.1%	55.1%	57.9%	51.4%	55.4%
Efficiency ratio, excluding OREO write-down(3)	53.1%	54.3%	55.2%	51.4%	55.4%
Non-interest expense to average earning assets	2.23%	2.23%	2.17%	2.00%	2.17%
Tangible common equity to total tangible assets(4)	7.8%	8.6%	8.1%	8.2%	8.4%
Common Equity Tier 1	8.3%	8.8%	8.5%	8.4%	8.6%
Tier 1 capital	9.3%	9.9%	9.5%	9.4%	9.8%
Total capital	11.1%	11.9%	11.5%	11.4%	11.8%
Leverage	9.9%	9.9%	9.2%	9.6%	10.3%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2018	June 30, 2017	% Change
Assets
Cash and due from banks	$174,687	$126,977	38%
Interest-bearing deposits in other banks	3,249,107	2,117,658	53%
Federal funds sold and securities purchased under resale agreements	39,000	25,000	56%
Investment securities	24,408	119,043	(79)%
LHS ($1,275.5 million and $843.2 million at June 30, 2018 and June 30, 2017, respectively, at fair value)	1,276,768	846,017	51%
LHI, mortgage finance	5,923,058	5,183,600	14%
LHI (net of unearned income)	16,536,721	14,280,353	16%
Less: Allowance for loan losses	179,096	174,225	3%
LHI, net	22,280,683	19,289,728	16%
Mortgage servicing rights, net	82,776	63,023	31%
Premises and equipment, net	26,175	20,750	26%
Accrued interest receivable and other assets	609,501	492,240	24%
Goodwill and intangibles, net	18,805	19,277	(2)%
Total assets	$27,781,910	$23,119,713	20%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,648,125	$8,174,830	(6)%
Interest bearing	12,686,746	9,117,393	39%
Total deposits	20,334,871	17,292,223	18%

Accrued interest payable	11,268	6,246	80%
Other liabilities	176,400	163,836	8%
Federal funds purchased and repurchase agreements	520,849	462,224	13%
Other borrowings	4,000,000	2,700,000	48%
Subordinated notes, net	281,586	281,225	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	25,438,380	21,019,160	21%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at June 30, 2018 and 2017	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,151,481 and 49,595,669 at June 30, 2018 and 2017, respectively	502	496	1%
Additional paid-in capital	963,732	957,721	1%
Retained earnings	1,228,924	991,949	24%
Treasury stock (shares at cost: 417 at June 30, 2018 and 2017)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	380	395	(4)%
Total stockholders’ equity	2,343,530	2,100,553	12%
Total liabilities and stockholders’ equity	$27,781,910	$23,119,713	20%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
Interest income
Interest and fees on loans	$279,447	$201,646	$523,311	$378,270
Investment securities	193	287	399	512
Federal funds sold and securities purchased under resale agreements	745	434	1,790	964
Interest-bearing deposits in other banks	6,467	5,824	15,221	12,391
Total interest income	286,852	208,191	540,721	392,137
Interest expense
Deposits	39,607	16,533	71,309	29,826
Federal funds purchased	1,665	726	2,634	978
Other borrowings	8,484	2,901	14,164	4,922
Subordinated notes	4,191	4,191	8,382	8,382
Trust preferred subordinated debentures	1,193	881	2,220	1,711
Total interest expense	55,140	25,232	98,709	45,819
Net interest income	231,712	182,959	442,012	346,318
Provision for credit losses	27,000	13,000	39,000	22,000
Net interest income after provision for credit losses	204,712	169,959	403,012	324,318
Non-interest income
Service charges on deposit accounts	3,005	3,067	6,142	6,112
Wealth management and trust fee income	2,007	1,402	3,931	2,759
Bank owned life insurance (BOLI) income	657	481	1,316	947
Brokered loan fees	5,815	5,809	10,983	11,487
Servicing income	4,967	3,700	10,459	5,901
Swap fees	1,352	954	2,914	2,757
Other	(524)	3,356	1,481	5,916
Total non-interest income	17,279	18,769	37,226	35,879
Non-interest expense
Salaries and employee benefits	72,404	63,154	144,941	126,157
Net occupancy expense	7,356	6,515	14,590	12,626
Marketing	10,236	6,157	18,913	11,107
Legal and professional	11,654	7,127	19,184	14,580
Communications and technology	7,143	11,906	13,776	18,412
FDIC insurance assessment	6,257	4,603	12,360	10,597
Servicing related expenses	4,367	2,682	8,172	4,432
Allowance and other carrying costs for OREO	176	71	2,331	210
Other	12,538	9,599	24,824	19,787
Total non-interest expense	132,131	111,814	259,091	217,908
Income before income taxes	89,860	76,914	181,147	142,289
Income tax expense	18,424	25,819	37,766	48,652
Net income	71,436	51,095	143,381	93,637
Preferred stock dividends	2,437	2,437	4,875	4,875
Net income available to common stockholders	$68,999	$48,658	$138,506	$88,762

Basic earnings per common share	$1.39	$0.98	$2.79	$1.79
Diluted earnings per common share	$1.38	$0.97	$2.76	$1.77

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2018	2018	2017	2017	2017
Allowance for loan losses:
Beginning balance	$190,898	$184,655	$182,929	$174,225	$172,013
Loans charged-off:
Commercial	38,305	5,667	1,999	10,603	12,310
Real estate	—	—	—	250	40
Construction	—	—	—	59	—
Consumer	—	—	—	—	180
Total charge-offs	38,305	5,667	1,999	10,912	12,530
Recoveries:
Commercial	320	360	1,019	132	61
Real estate	8	24	1	21	3
Construction	—	—	—	3	—
Consumer	9	59	14	15	36
Leases	1	19	1	1	—
Total recoveries	338	462	1,035	172	100
Net charge-offs	37,967	5,205	964	10,740	12,430
Provision for loan losses	26,165	11,448	2,690	19,444	14,642
Ending balance	$179,096	$190,898	$184,655	$182,929	$174,225

Allowance for off-balance sheet credit losses:
Beginning balance	$9,623	$9,071	$9,761	$9,205	$10,847
Provision for off-balance sheet credit losses	835	552	(690)	556	(1,642)
Ending balance	$10,458	$9,623	$9,071	$9,761	$9,205

Total allowance for credit losses	$189,554	$200,521	$193,726	$192,690	$183,430

Total provision for credit losses	$27,000	$12,000	$2,000	$20,000	$13,000

Allowance for loan losses to LHI	0.80%	0.93%	0.89%	0.89%	0.90%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.08%	1.21%	1.20%	1.23%	1.22%
Allowance for loan losses to average LHI	0.86%	0.98%	0.92%	0.95%	0.99%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.13%	1.24%	1.23%	1.27%	1.27%
Net charge-offs to average LHI(1)	0.73%	0.11%	0.02%	0.22%	0.28%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.96%	0.14%	0.03%	0.30%	0.36%
Net charge-offs to average LHI for last twelve months(1)	0.28%	0.15%	0.16%	0.29%	0.27%
Net charge-offs to average LHI excluding mortgage finance loans for last twelve months(1)(2)	0.36%	0.20%	0.21%	0.37%	0.36%
Total provision for credit losses to average LHI(1)	0.52%	0.25%	0.04%	0.41%	0.30%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.68%	0.32%	0.05%	0.55%	0.38%
Total allowance for credit losses to LHI	0.84%	0.98%	0.94%	0.94%	0.94%
Total allowance for credit losses to LHI excluding mortgage finance loans(1)(2)	1.15%	1.27%	1.26%	1.30%	1.28%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2018	2018	2017	2017	2017

Non-accrual loans	$83,295	$123,542	$101,444	$118,205	$123,730
Other real estate owned (OREO)(2)	9,526	9,558	11,742	18,131	18,689
Total LHI NPAs	$92,821	$133,100	$113,186	$136,336	$142,419

Non-accrual loans to LHI	0.37%	0.60%	0.49%	0.58%	0.64%
Non-accrual loans to LHI excluding mortgage finance loans(1)	0.50%	0.78%	0.66%	0.80%	0.87%
Total NPAs to LHI plus OREO	0.41%	0.65%	0.55%	0.67%	0.73%
Total NPAs to LHI excluding mortgage finance loans plus OREO(1)	0.56%	0.85%	0.74%	0.92%	1.00%
Total NPAs to earning assets	0.35%	0.56%	0.47%	0.58%	0.64%
Allowance for loan losses to non-accrual loans	2.2x	1.5x	1.8x	1.5x	1.4x

Loans past due 90 days and still accruing(3)	$7,357	$13,563	$8,429	$8,892	$11,077

Loans past due 90 days to LHI	0.03%	0.07%	0.14%	0.04%	0.06%
Loans past due 90 days to LHI excluding mortgage finance loans(1)	0.04%	0.09%	0.18%	0.06%	0.08%

LHS past due 90 days and still accruing(4)	$27,858	$35,226	$19,737	$—	$—

(1)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(2)	At June 30, 2018, there was a $2.0 million valuation allowance recorded against the OREO balance.

(3)
At June 30, 2018, loans past due 90 days and still accruing includes premium finance loans of $6.0 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on the balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2018	2018	2017	2017	2017
Interest income
Interest and fees on loans	$279,447	$243,864	$238,906	$229,116	$201,646
Investment securities	193	206	213	341	287
Federal funds sold and securities purchased under resale agreements	745	1,045	936	642	434
Interest-bearing deposits in other banks	6,467	8,754	9,464	7,544	5,824
Total interest income	286,852	253,869	249,519	237,643	208,191
Interest expense
Deposits	39,607	31,702	27,625	22,435	16,533
Federal funds purchased	1,665	969	723	891	726
Other borrowings	8,484	5,680	5,380	4,835	2,901
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,193	1,027	951	930	881
Total interest expense	55,140	43,569	38,870	33,282	25,232
Net interest income	231,712	210,300	210,649	204,361	182,959
Provision for credit losses	27,000	12,000	2,000	20,000	13,000
Net interest income after provision for credit losses	204,712	198,300	208,649	184,361	169,959
Non-interest income
Service charges on deposit accounts	3,005	3,137	3,109	3,211	3,067
Wealth management and trust fee income	2,007	1,924	1,767	1,627	1,402
Bank owned life insurance (BOLI) income	657	659	698	615	481
Brokered loan fees	5,815	5,168	5,692	6,152	5,809
Servicing income	4,967	5,492	5,270	4,486	3,700
Swap fees	1,352	1,562	586	647	954
Other	(524)	2,005	2,252	2,265	3,356
Total non-interest income	17,279	19,947	19,374	19,003	18,769
Non-interest expense
Salaries and employee benefits	72,404	72,537	70,192	67,882	63,154
Net occupancy expense	7,356	7,234	6,749	6,436	6,515
Marketing	10,236	8,677	8,438	7,242	6,157
Legal and professional	11,654	7,530	8,756	6,395	7,127
Communications and technology	7,143	6,633	6,590	6,002	11,906
FDIC insurance assessment	6,257	6,103	6,710	6,203	4,603
Servicing related expenses	4,367	3,805	7,177	3,897	2,682
Allowance and other carrying costs for OREO	176	2,155	6,122	105	71
Other	12,538	12,286	12,404	10,668	9,599
Total non-interest expense	132,131	126,960	133,138	114,830	111,814
Income before income taxes	89,860	91,287	94,885	88,534	76,914
Income tax expense	18,424	19,342	50,143	29,850	25,819
Net income	71,436	71,945	44,742	58,684	51,095
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$68,999	$69,507	$42,305	$56,246	$48,658

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	2nd Quarter 2018			1st Quarter 2018			4th Quarter 2017			3rd Quarter 2017			2nd Quarter 2017
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$24,514	$193	3.15%	$23,854	$206	3.50%	$23,678	$213	3.57%	$86,087	$340	1.57%	$65,049	$287	1.77%
Investment securities - Non-taxable(2)	—	—	—%	—	—	—%	—	—	—%	—	—	—%	—	—	—%
Federal funds sold and securities purchased under resale agreements	166,613	745	1.79%	261,641	1,045	1.62%	292,544	936	1.27%	205,938	642	1.24%	174,264	434	1.00%
Interest-bearing deposits in other banks	1,498,474	6,467	1.73%	2,302,938	8,754	1.54%	2,924,942	9,464	1.28%	2,383,060	7,544	1.26%	2,250,330	5,824	1.04%
LHS, at fair value	1,516,047	17,026	4.50%	1,187,594	12,535	4.28%	1,144,124	11,507	3.99%	1,009,703	9,882	3.88%	845,623	8,235	3.91%
LHI, mortgage finance loans	4,898,411	47,056	3.85%	4,097,995	37,362	3.70%	5,102,107	44,477	3.46%	4,847,530	42,294	3.46%	3,805,831	33,399	3.52%
LHI(1)(2)	15,883,317	216,755	5.47%	15,425,323	195,333	5.14%	15,010,041	185,039	4.89%	14,427,980	178,839	4.92%	13,718,739	161,369	4.72%
Less allowance for loan losses	189,238	—	—	184,238	—	—	183,233	—	—	172,774	—	—	170,957	—	—
LHI, net of allowance	20,592,490	263,811	5.14%	19,339,080	232,695	4.88%	19,928,915	229,516	4.57%	19,102,736	221,133	4.59%	17,353,613	194,768	4.50%
Total earning assets	23,798,138	288,242	4.86%	23,115,107	255,235	4.48%	24,314,203	251,636	4.11%	22,787,524	239,541	4.17%	20,688,879	209,548	4.06%
Cash and other assets	808,099			797,506			766,622			713,778			632,097
Total assets	$24,606,237			$23,912,613			$25,080,825			$23,501,302			$21,320,976
Liabilities and Stockholders’ Equity
Transaction deposits	$2,889,834	$10,295	1.43%	$2,792,954	$8,651	1.26%	$2,469,984	$5,845	0.94%	$2,145,324	$4,359	0.81%	$2,008,872	$2,893	0.58%
Savings deposits	7,784,937	25,454	1.31%	7,982,256	21,958	1.12%	8,403,473	20,655	0.98%	7,618,843	17,152	0.89%	6,952,317	12,940	0.75%
Time deposits	979,735	3,858	1.58%	506,375	1,093	0.88%	533,312	1,125	0.84%	496,076	924	0.74%	455,542	700	0.62%
Total interest bearing deposits	11,654,506	39,607	1.36%	11,281,585	31,702	1.14%	11,406,769	27,625	0.96%	10,260,243	22,435	0.87%	9,416,731	16,533	0.70%
Other borrowings	2,113,391	10,149	1.93%	1,721,914	6,649	1.57%	1,852,750	6,103	1.31%	1,821,837	5,726	1.25%	1,456,737	3,627	1.00%
Subordinated notes	281,527	4,191	5.97%	281,437	4,191	6.04%	281,348	4,191	5.91%	281,256	4,191	5.91%	281,167	4,191	5.98%
Trust preferred subordinated debentures	113,406	1,193	4.22%	113,406	1,027	3.67%	113,406	951	3.33%	113,406	930	3.25%	113,406	881	3.12%
Total interest bearing liabilities	14,162,830	55,140	1.56%	13,398,342	43,569	1.32%	13,654,273	38,870	1.13%	12,476,742	33,282	1.06%	11,268,041	25,232	0.90%
Demand deposits	8,017,578			8,147,721			9,085,819			8,764,263			7,863,402
Other liabilities	100,074			110,698			138,050			116,998			102,653
Stockholders’ equity	2,325,755			2,255,852			2,202,683			2,143,299			2,086,880
Total liabilities and stockholders’ equity	$24,606,237			$23,912,613			$25,080,825			$23,501,302			$21,320,976
Net interest income(2)		$233,102			$211,666			$212,766			$206,259			$184,316
Net interest margin			3.93%			3.71%			3.47%			3.59%			3.57%

(1)	The loan averages include non-accrual loans and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.